COMMERCIAL/INDUSTRIAL LEASE (NET)

THIS LEASE is entered into by and between Landlord and Tenant and upon approval by both Landlord and Tenant, as evidenced by their signatures hereto, a valid and binding Lease shall exist, the terms and conditions of which are as follows:

1.

DEFINITIONS AND BASIC PROVISIONS.  The following definitions and basic provisions shall be construed as follows when used elsewhere in this Lease:

a)

Effective Date: The Effective Date shall be the latest date for approval by all parties as indicated below.

b)

Landlord:

The Ben-Tal Family Trust

Address

P.O. Box 5214, Beverly Hills, Ca. 90209

Phone No.

(310) 275-4457, Fax No.

(801) 697-6170

c)

Tenant:

Arlon-Viscor, LTD., a Texas limited partnership

C/O

Elmer Pruim, President and CEO

Arlon Adhesives & Films, Inc., General Partner

Address

300 Primera Blvd., Suite. 432, Lake Mary, FL  32746

Phone No.

407-875-2222,

Fax No.

407-875-3398

a)

Third party Guarantors:  Bairnco Corp. and Arlon, Inc.  Guarantor Agreement attached hereto as Exhibit “C”.

C/O

Larry Smith, Vice President of Administration and Secretary

Address

300 Primera Blvd., Ste. 432, Lake Mary, FL 32746

Phone No.

407-875-2222,

Fax No. 407-875-3398

e)

Leased Premises: Approximately 138,500 sq. ft. gross leasable area, in the buildings located at 6110 Rittiman Road, San Antonio, Bexar County Texas, such Leased Premises being shown and outlined on the legal description attached hereto as Exhibit A, and the survey attached hereto as Exhibit B.

f)

Warehouse Building Expansion: If a TURN-KEY WORK LETTER is executed and attached to this Lease, Landlord, at its sole cost and expense, will complete the construction of  up to 150,000 square foot warehouse building pursuant to an AIA Standard Form of Agreement Between Owner and Construction Manager, and a complete set of building plans prepared by Landlord’s Architect, and pursuant to the TURN-KEY WORK LETTER agreement between Landlord and Tenant dated as of even date, said agreements being incorporated herein by reference and attached hereto as Exhibit H.

g)

Lease Term: A period of ten (10) years commencing on January 1, 2003,  ("Commencement Date") and ending on December 31, 2012, (“Expiration Date").  For the same consideration herein expressed, and provided that Tenant is not in default under the terms of this lease past any applicable notice and cure period, Landlord does hereby give and grant to Tenant the right and option to renew this Lease for four (4) additional extended terms of five (5) years each.  Such option to renew must be exercised by delivery of written notice by Tenant to Landlord at least six (6) months prior to the expiration of the then existing term.  Such renewal shall be on the same terms and conditions as set forth herein provided however, the Base Rental rate shall be increased by $20,000.00 over the most recent annual base rental rate for each renewal term, except that the fourth and last renewal shall be increased by $40,000.00 over the most recent base rental rate.

h)

Base Rental: Subject to the provisions hereof, a total of $4,100,000.00 payable in monthly installments in advance as follows:

From

To

Monthly Rate

Annual Rate

January 1, 2003

December 31, 2005:

$32,500.00

$390,000.00

January 1, 2006

December 31, 2009:

$34,166.67

$410,000.00

January 1, 2010

December 31, 2012:

$35,833.33

$430,000.00

With monthly installments during additional extended terms, as follows:

From

To

Monthly Rate

Annual Rate

January 1, 2013

December 31, 2017:

$37,500.00

$450,000.00

January 1, 2018

December 31, 2022:

$39,166.67

$470,000.00

January 1, 2023

December 31, 2027:

$40,833.33

$490,000.00

January 1, 2028

December 31, 2032:

$44,166.67

$530,000.00

i)

Rent Abatement:  Notwithstanding anything stated herein to the contrary, Tenant shall be entitled to an abatement of Rent in the amount of Thirty-two Thousand Five Hundred Dollars ($32,500.00) per month for two (2) consecutive full calendar months of the initial term, beginning on the Commencement Date and ending on February 28, 2003 (the “Rent Abatement Period”).  The total amount of the Rent abated during the Rent Abatement Period shall be equal to Sixty-five thousand DollarsOne Hundred Sixty-five Thousand Five Hundred Dollars ($65,000.00165,500.00) (the “Abated Rent”). During the Rent Abatement Period, only rent shall be abated, and all additional rent and other costs and charges specified in this Lease shall remain as due and payable pursuant to the provisions of this Lease.

j)

Security Deposit:

$100,000.00 (not applicable toward last month’s rent).  Landlord shall refund $50,000 of the deposit  60 months after the Commencement Date,  and the balance of the deposit ($50,000)  120 months after the Commencement Date.  Notwithstanding the foregoing provision, any Security Deposit in the hands of Landlord shall not be refunded if, at or prior to the time of the refund, Tenant is in default in the performance of any of the terms, covenants or conditions of this Lease in respect to a matter as to which notice of default has been given and has not been remedied within the time limited in this Lease, and further provided that there is no material degradation in Tenant’s and Guarantor’s creditworthiness from  the Effective Date of this Lease.

a)

 Permitted use:  General Office, Manufacturing and Warehouse Purposes. Tenant can use the Leased Premises for the production of adhesive coated papers and films, as well as decorated vinyl films and laminates.  The process includes mixing and blending of resins in both water borne and organic solvent borne solutions, thin film coating, laminating, and for any other legal use. Tenant shall use approved technology for the capture and destruction of regulated hazardous emission in accordance with TNRCC (TCEQ) regulations.  Tenant will store and manage hazardous substances in accordance with all applicable regulations.  In addition, Tenant will not conduct any of the following activities without the written permission of the Landlord, which shall not be unreasonably withheld:

•

The outside storage of any hazardous substance.

•

The outside use of any hazardous substance.

      “Outside storage” means the hazardous substance is stored in an area which does not have a concrete floor, four sides, and a roof.  “Outside use” means an activity involving the use or application of oils or hazardous substances in an area without a concrete floor, four sides, and a roof. Outside storage or use does not apply to routine loading or unloading of hazardous substances conducted in the normal course of business.  Tenant, as evidenced by his signature below, has determined that the stated use is consistent with all local, State and Federal regulations applicable to said use

a)

Legal use: Tenant shall use the Leased Premises only for the Permitted Use stated and for no other purposes. Tenant shall not use, nor permit the use of, anything in the Leased Premises, (i) which would violate any of the agreements of the Lease, (ii) for any unlawful purpose or in any unlawful manner. Tenant shall at its own cost and expense obtain any and all licenses and permits necessary for such use.  Tenant shall comply with all governmental laws, ordinances, and regulations applicable to the use of the Leased Premises.  The Tenant, at its own cost and expense, shall comply with all laws, rules, and regulations applicable to the peculiar nature of the Tenant's use of the Leased Premises.  The Tenant's obligation to comply with laws, rules, and regulations applicable to the peculiar nature of use of the Leased Premises shall include the obligation to locate furniture and fixtures in accordance with the Americans with Disabilities Act (A.D.A.) and the rules and regulations adopted thereunder. Tenant shall promptly comply with all Landlord or governmental orders and directives for the correction, prevention, and abatement of nuisances in or upon, or connected with the Leased Premises, all at Tenant's sole expense.  Tenant agrees to pay, on demand, reasonable costs for any damage or repairs to the Leased Premises or Property caused by the misuse of it by Tenant, its agents, or employees.

b)

Character of Occupancy Tenant shall not use the Leased Premises or permit anything to be done in or about the Leased Premises which will in any way conflict with any law, statute, zoning restriction; ordinance or governmental rule or regulation or requirement of duly constituted public authorities now in force or which may hereafter be enacted or promulgated.  Tenant shall, at its sole cost and expense, promptly comply with all applicable laws, statutes, ordinances, and governmental rules, regulations, or requirements now in force or which may hereafter be in force, and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Leased Premises.  The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant, whether Landlord be a party thereto or not, that Tenant has violated any law, statute, ordinance or governmental rule, regulation or requirement, shall be conclusive of that fact as between Landlord and Tenant

c)

Tenant's Public Liability Insurance Limits.  Tenant shall maintain a minimum of  $3,000,000.00 combined single limit bodily injury and property damage as described in paragraph 10(c).  Tenant will make Landlord an additional insured on Tenant’s policy and provide Landlord with a copy of the Policy and Declarations Pagescertificates of insurance.

d)

Limited Right to Terminate for Failure to Receive TNRCC Operating Permit.  Notwithstanding anything to the contrary contained herein or inferred here from, Landlord and Tenant acknowledge and agree that this Lease and Tenant's obligations hereunder, are, until January 31, 2003, contingent upon Tenant obtaining TNRCC approvals necessary for Tenant to operate at the Leased Premises, including without limitation all applicable environmental permits or approvals. Tenant shall use good faith reasonable efforts to obtain said permits and approvals. If, prior to DecemberJanuary 31, 20032, Tenant is unable to obtain said permits and approvals, it shall so notify Landlord in writing, and this Lease shall terminate effective as of the date of said notice.  Upon such termination, any Security Deposit, previously delivered to Landlord under the terms of this Lease shall be returned to Tenant, and neither party hereunder shall have any further rights or obligations under this Lease.  Landlord's obligation to return said funds shall survive the termination of the Lease.  The limited right to terminate granted herein shall expire on DecemberJanuary 31, 20032 (the “Permitting Period”).  During the Permitting Period, Landlord may proceed with any necessary structural repairs and environmental remediation work but may delay roof repairs until the expiration of the Permitting Period; however, in any event, Landlord must complete all roof repairs within 60 days of Tenant obtaining permits.  In the event that Tenant exercises this limited right to terminate, Landlord shall have no obligation to reimburse Tenant for sums expended by Tenant to improve or renovate the Leased Premises.

e)

Landlord grants Tenant the limited right to pursue legal permits for the discharge and management of hazardous substances on the Leased Premises.  These permits and management items are limited to:

1.

Permits for lawful discharge of wastewaters to the public sewer system

2.

Permits for lawful discharge of gaseous (non-particulate) emissions to air

3.

Permits for lawful and routine discharge of storm water.

4.

Authorization to act as a hazardous waste generator

Any other environmental permits/registrations for discharge or management of pollutants on the Leased Premises are not permitted without prior written authorization of the Landlord.  Specific permits prohibited under the terms of lease include, but are not limited to:

1.

A TPDES permit for discharge of wastewater, waste, or hazardous substances to the land surface or to a land farm located on the premises (storm water discharges excluded)

2.

A permit or authorization to establish a Facility Operations Area (FOA) as defined by 30 TAC 350

3.

A permit to become a treatment, storage, or disposal facility for hazardous waste as defined by 40 CFR

4.

Permits to create a waste landfill

5.

Permits or registrations to install and/or operate underground storage tanks

6.

Permits or registrations to store Radioactive materials.

1.

GRANTING CLAUSE.  Landlord hereby covenants and warrants that it has rightful possession and good title to, and hereby leases, lets, and demises unto Tenant, together with all improvements, appurtenances, easements, and privileges thereunto belonging, the Leased Premises for the Permitted Use, together with on-site parking.

3.

PAYMENT OF RENT/ADDITIONAL RENT.  Tenant agrees to pay to Landlord the total minimum base rental, with such monthly installments to be paid in advance, on or before the first day of each calendar month during the term, without prior notice and/or demand.  The rent for a portion of the calendar month during which rent might begin to accrue or terminate shall be prorated.  Tenant's covenant to pay rent shall be independent of every other covenant set forth in this Lease, and Tenant shall have no right of deduction or setoff except where provided here within.  All rents herein provided for shall be paid to Landlord at the Landlord's address or at such other place as shall be designated by Landlord, in writing, furnished to Tenant at least ten (10) days prior to the next ensuing rent payment due date.

a)

The Base Rent provided in Paragraph 1.h shall be increased and the monthly installments of rent shall be proportionately increased in accordance with the terms of the TURN-KEY WORK LETTER, upon occurrence of: i) the issuance of a certificate of occupancy or certificate of substantial completion for the Warehouse Building Expansion, and ii) Tenant taking possession of the warehouse building expansion or any part thereof.

b)

Beginning on March 1, 2003, additional rent of $2,821.21 shall be paid as monthly installments in order for Landlord to fully amortize and recoup the Additional Tenant Improvement Allowance of Two Hundred Thousand Dollars ($200,000.00) over 115 months at an interest rate of 11% per annum.  If the total additional building improvements, architectural and engineering services reimbursed by Landlord to Tenant are less than $200,000.00, then the Base Rent increase provided for herein shall be in an amount calculated to fully amortize and recoup the actual Additional Tenant Improvement Allowance over 115 months at an interest rate of 11% per annum.

c)

It is the purpose and intent of Landlord and Tenant that the rent shall be absolutely net to Landlord for the term of this Lease, free of any expenses or charges with respect to the Leased Premises (which Tenant hereby agrees to pay as additional rent), including real estate taxes, personal property taxes, special assessments, liability insurance, hazard insurance, other insurance, cost of repairs, maintenance and obligations of the Leased Premises to the Tenant, and all expenses, charges and costs of every kind and character attributable to the Leased Premises and the business conducted thereon.  All of the sums which Tenant agrees to pay hereunder for taxes, assessment levies, lien removals, insurance of all kinds and all other sums shall constitute additional rent hereunder, and failure to pay any of such sums before delinquent shall constitute failure to pay rent and Landlord shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein or by law in the case of nonpayment of the rent.

d)

In the event Tenant, at its sole cost and expense, makes any improvements to the leased Premises which increase the square footage of the leased Premises, Tenant shall not be required to pay rent or additional rent on said square footage, but the additional square footage otherwise shall be included in the “Leased Premises”. Said improvements are limited to 10,000 SF in size and are subject to approval by Landlord which shall not be unreasonably withheld.

4.

LATE PAYMENT OF RENT.  Any rents received on the 10th day after the due date, or thereafter, shall be assessed a late payment fee.  The parties understand and agree that Landlord’s damages for the late payment of rent are substantial and difficult to determine.  The parties agree that, at a minimum, Landlord’s damages, inconvenience, additional overhead, legal fees, and other expenses caused by Tenant’s late payment of rent, are ten percent (10%) of the unpaid amount.  Tenant therefore agrees to pay Landlord the additional sum of ten percent (10%) of the unpaid amount as the reasonable late fee for any rents paid on or after the 10th day after the due date.

5.

GENERAL PROVISIONS.

a)

Possession.  Unless otherwise agreed to in writing, possession shall be delivered on the Commencement Date of this Lease. If Landlord is unable to deliver possession of the premises at the commencement hereof, Landlord shall not be liable for any damage caused thereby, nor shall this lease be void or avoidable, but the Lease Term and Rent Abatement period shall be extended by an amount of time equal to the delay in possession.   Tenant may terminate this lease if possession is not delivered within Thirty (30) days of Commencement Date, provided however, the parties understand and agree that D-FW Supply Co., Inc. (the “Existing Tenant”), occupying the East Warehouse comprising approximately 24,436 square feet on the Leased Premises, may remain in said premises during the Rent Abatement Period without any compensation to Tenant.  Provided further, the Existing Tenant may continue to remain in said premises until August 31, 2003, and, in such case, Tenant shall receive additional rent abatement in the amount of $5,733.00 per month (17.64% of the monthly rent of $32,500.00) as well as a further abatement equal to 17.64% of the Property Taxes, insurance premiums, gas and water charges, and a rebate for the actual meter charges for electricity used by the Existing Tenant.  Tenant, its agents, employees, or contractors shall have access to the Leased Premises for the installation of Tenant’s equipment.  Such access during the Rent Abatement Period shall be at any time during reasonable business hours to enter any and all portions of the Leased Premises; provided, that Tenant shall give the Existing Tenant notice 24 hours prior to any entry of the East Warehouse for the purpose of installing equipment, and provided that Tenant’s activities shall not unreasonably interfere with or disrupt the Existing Tenant’s operations. Landlord shall be solely responsible for removing the Existing Tenant in the event it remains in the Leased Premises after the last day of the Existing Tenant’s lease and immediately shall take any and all action necessary (including self-help, if available) to obtain possession of the Premises and deliver same to Tenant. Landlord shall be solely responsible for repairing any damage done by the Existing Tenant to the Leased Premises. In the event the Existing Tenant has not fully vacated the Leased Premises by August 31, 2003, for each day thereafter that the Existing Tenant remains in any portion of the Leased Premises, Rent shall abate in the amount of $382.00 per day.  The Existing Tenant may not remain in any portion of the Leased Premises for more than sixty (60) days after August 31, 2003.

b)  Assignment, Subletting, and Encumbering.  This Lease shall not be assigned, sublet, or transferred by Tenant without Landlord's prior written consent, which said consent shall not be unreasonably withheld, delayed, or qualified.  Tenant shall not sublet, or offer or advertise for subletting, the Leased Premises, or any portion thereof, without the prior written consent of Landlord, which said consent shall not be unreasonably withheld.  Any assignment or subletting shall not relieve Tenant of its obligations hereunder or release Tenant from the further performance of all covenants herein contained.

a)

Estoppel Certificate.  Tenant shall, at any time so requested, execute and deliver to Landlord such estoppel certificates as Landlord shall reasonably require in the form attached hereto as Exhibit “E”, stating length of Tenant's lease, amount of rent, deposits, and other terms.

b)

Subordination.  This Lease shall be subject and subordinate, at all times, to the lien of existing mortgages and of mortgages which hereafter may be made on the Leased Premises, provided, however, that each mortgagee agrees in writing with Tenant that regardless of any default or breach under said mortgage, this Lease and Tenant's possession of the Leased Premises shall not be disturbed by the mortgagee or any other party claiming under or through such mortgage, provided further that Tenant shall continue to observe and perform Tenant's obligations under this Lease and pay rent to whomsoever may be lawfully entitled to the same from time to time.  Tenant will execute and deliver such further instruments subordinating this Lease to the lien of any such mortgages as Landlord shall reasonably require in the form attached hereto as Exhibit “F” or such substantially similar form as may be required by the mortgagee.

c)

Rules and Regulations.  Tenant agrees to observe and comply with the Rules and Regulations presently existing and such other and further reasonable rules and regulations as Landlord may, from time to time, adopt, a copy of which is attached to this Lease as Exhibit ”D”.

d)

Toxic or Hazardous Materials.   The Landlord acknowledges that Tenant, in the normal conduct of its business, will store and use toxic and hazardous substances on the premises.  Tenant, at its sole cost, will comply with all laws relating to Tenant's storage, use, and disposal of hazardous or toxic materials.

(i) Any Hazardous Material brought upon, transported, used, kept, or stored in or about or disposed of from the Leased Premises that is necessary for Tenant to operate its business for the permitted Use will be brought upon, transported, used, kept, stored, and disposed of only in quantities necessary for the usual and customary operation of Tenant’s business and in a manner that complies, and Tenant covenants to comply, with:

1) all laws, rules, regulations, ordinances, codes or any other governmental restriction or requirement of all federal, state and local government authorities having jurisdiction thereof regulating the Hazardous Material;

2) permits issued for the Hazardous Material (which permits Tenant shall obtain prior to bringing, using, storing, or disposing of any Hazardous Material in, on, or about the Leased Premises); and

3)all producers' and manufacturers' instructions and recommendations, to the extent they are stricter than    laws, rules, regulations, ordinances, codes or permits.

(ii) If Tenant in any way breaches the obligations stated in Paragraph 5.f, or if a spill or release of Hazardous Material occurs in quantities or concentrations that exceed applicable federal or state clean-up standards (hereinafter, the "Release"), in, on, under or from any portion of the Leased Premises directly as a result of any act or omission of Tenant, then without limitation of any other rights or remedies available to Landlord under this Lease or at law or in equity and notwithstanding any provision of this Lease to the contrary, Tenant shall indemnify, defend, protect and hold harmless Landlord (and Landlord's parent company(ies), subsidiaries, affiliates, employees, partners, agents, managers, mortgagees, and successors to Landlord's interest in the Leased Premises and Buildings) (collectively, the Indemnity) from any and all claims, sums paid in settlement of claims, judgments, damages, clean-up costs, penalties, fines, costs, liabilities, losses, and expenses that arise during or after the Lease Term as a result of Tenant's breach of these obligations or any Release of Hazardous Material in, on, under or from  any portion of the Leased Premises including, without limitation, any personal injury or wrongful death, damages or the loss of, or the restriction on the use of rentable or usable space or any amenity of any portion of the Property damage and diminution in the value to the leased Premises or other properties, whether owned by Landlord or by third parties.  This Indemnity by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal, or restoration work to the Leased Premises and the transportation and disposal of any Hazardous Materials (collectively, the Clean-Up) necessary to complete the Clean-Up of the Leased Premises to applicable federal or state clean-up standards as a result of any Release directly caused by any act or omission of Tenant on the Leased Premises.  Without limiting the foregoing, if a Release of any Hazardous Material occurs in, on, under or from the Leased Premises, directly as the result of any act or omission of Tenant, Tenant shall promptly take all actions at its sole cost and expense that are reasonably necessary to return the Leased Premises and any other affected properties to a condition that complies with applicable federal or state clean-up standards. Landlord's prior written approval of the actions must be attained, which approval may not be unreasonably withheld.  This Indemnity survives the expiration or earlier termination of this Lease and survives any transfer of Landlord's interest in the Leased Premises.  If any lender or governmental agency requires environmental testing to ascertain whether or not a Release of Hazardous Material has occurred in or on any portion of the Property or Leased Premises based on probable cause that a Release occurred and was caused by Tenant, then Tenant shall reimburse the reasonable costs of such testing to Landlord on demand as additional Rent. Further, Tenant will notify Landlord within 3 business days after occurrence of any Release of Hazardous Material into the environment in quantities or concentrations that exceed applicable federal or state release reporting thresholds. Reporting thresholds include:

·

The reportable quantities for a hazardous substance specified in 40 CFR Part 302.

·

The reportable quantities specified in The State of Texas, Oil and Hazardous Substance Spill Contingency Plan.

·

Any spill, release, or management practice that exceeds a numeric storm water effluent limitation for inland waters specified in the regulations of the Texas Pollutant Discharge Elimination System.

·

Any spill or release that could lead to notification or clean-up activities as defined in Chapter 26 of the Texas Water Code.

Tenant must take appropriate measures to complete clean-up of any Releases prior to the termination of the original term of the Lease.  No aspect of the remedy including operations and maintenance or engineering controls shall extend beyond the original term of the Lease unless specifically consented to in writing by Landlord.  In the event of an extension of the Lease, the clean-up of any new Release shall be completed prior to the termination of the extended term of the Lease unless otherwise agreed to by Landlord.  In the event Tenant fails to clean-up any Releases promptly in accordance with applicable federal or state clean-up standards, Landlord reserves the right, after prior written notice to Tenant with an opportunity for Tenant to cure any non-compliance, to hire an independent contractor to clean-up the Release and invoice Tenant for all expenses reasonably incurred.  Tenant’s clean-up of any Releases will be conducted by qualified professionals trained to manage hazardous substances.  Further, clean-up standards employed by Tenant must involve removal of all hazardous substances to applicable federal or state clean-up standards. If a Release caused by the Tenant is located in an area of the Leased Premises where hazardous substances existed prior to execution of the lease, Tenant will only be responsible for cleaning up its portion of the Release to applicable federal or state clean-up standards and shall not be responsible for any previously existing contamination.

Tenant will provide a clean-up report to the Landlord for all Releases that are caused directly as a result by an act or omission of Tenant in, on under or from the Leased Premises during the effective period of the lease. The report will contain a narrative description of the circumstances leading to the Release, a detailed description of all spill clean-up/assessment activities, and test results demonstrating that the clean-up activities resulted in attainment of applicable federal or state clean-up standards.   The report must be certified by a qualified environmental professional.  This certification must indicate the work was performed in accordance with all applicable EPA/TNRCC/TDEQ standards and has resulted in the attainment of all applicable federal or state clean-up standards and the terms of this lease agreement/designated clean-up standards.  The qualified professional must be employed by a consulting firm maintaining at least $1,000,000 of errors and omissions insurance and underwritten by a carrier with an AM. Best rating of “A” or better.

The clean-up report and any associated No Further Action ("NFA") letter will be submitted to the Landlord for review.   If an NFA letter is not provided with the clean-up report, the Landlord reserves the right to require an NFA letter.  If the Tenant is unable to provide an NFA letter within 180 days after the Landlord’s written request, then the Landlord reserves the right to complete appropriate actions that will result in an NFA letter.  The Tenant will be responsible for payment of Landlord's reasonable expenses in obtaining the NFA letter.

(iii) As used herein, the term "Hazardous Material" means any hazardous, toxic substance, material or waste, including, but not limited to, those substances, materials, and wastes (whether or not mixed, commingled or otherwise combined with other substances, materials or wastes) listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101), or by the Environmental Protection Agency as hazardous substances (40 CFR PART 302) and amendments thereto, or substances, materials and wastes that are or become regulated under any applicable local, state, or federal law including, without limitation, any material, waste or substance that is: (1) a petroleum product, crude oil, or any faction thereof, (2) asbestos, (3) polychlorinated biphenyls, (4) designated as a "hazardous substance" under Section 311 of the Clean Water Act, 33 U.S.C. Section 1251, et seq. (33 U.S.C. Section 1321) or listed under Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (5) defined as a "hazardous substance" under Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq. (42 U.S.C. Section 6903), (6) defined as a "hazardous substance" under Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601), (7) defined as a hazardous, toxic and/or dangerous material, substance, or waste in or for the purpose of any other federal, state, local, or municipal statutes, ordinances, regulations, rules, or orders relating in the broadest sense to environmental protection, or (8) biologically or chemically active.

e)

Holding Over.  In the event Tenant remains in possession of the Leased Premises after the expiration or termination of the Lease without Landlord’s permission, Tenant shall occupy the Leased Premises as a Tenant from month-to-month, at 150% the rental provided for in this Lease as is payable at the time, but this provision shall in no way impair or prejudice Landlord's rights as specified in this Lease upon the expiration of the term or earlier termination of this Lease, nor affect or change Tenant's obligations under this Lease to give possession on the expiration or earlier termination of this Lease, and subject to all other provisions and obligations of the Lease applicable to a month-to-month tenancy.  Notwithstanding any other provision of the Lease, Tenant agrees to give Landlord thirty (30) days advance notice of Tenant’s decision to vacate the Leased Premises at the expiration of any month-to-month tenancy.  The parties agree that failure to give Landlord said notice would cause Landlord substantial damage, harm, vacancy loss, increased overhead and inconvenience.  Accordingly, if Tenant fails to give said thirty (30) days advance notice, Tenant agrees to pay rent, without regard to whether Tenant is in possession of the Leased Premises, for a period of thirty (30) days after the expiration or termination of the Lease or any period of month-to-month tenancy.

f)

Signs.  Landlord retains the right to approve any and all exterior signs, which shall not be unreasonably withheld, delayed, or qualified.

g)

Right of Entry.  Landlord reserves the right, for itself, and its employees, or contractors, and Tenant covenants to permit Landlord, or its agents, employees, or contractors to enter any and all portions of the Leased Premises at any time; provided, that Landlord shall give Tenant not less than 24 hours prior notice to any such entry for any purpose (except in the case of an emergency).  Tenant shall permit Landlord, at any time within sixty (60) days prior to the expiration of this lease or the option to renew, to place upon the Leased Premises the usual "For Lease" or "For Sale” signs, and permit persons desiring to lease or purchase the same to inspect the Leased Premises thereafter. Landlord reserves the right to inspect the premises during normal business hours for compliance with environmental regulations and lease conditions. Such inspections may be performed by consultants hired by the Landlord.  If the consultant finds no violations of the lease or environmental regulations, the cost for such inspections is the sole cost of the Landlord.  However, in the event the Landlord or consultant finds violations of the lease or environmental regulations, then the cost of such inspections will be the liability of the Tenant.  A violation is defined as a condition which violates the rules or regulations of federal or state environmental agencies or terms of the lease.  A violation does not include “deminimis conditions” as defined by the American Society for Testing and Materials (ASTM) as specified in ASTM Standard No. E-1527. If violations are found, the Landlord or consultant will provide the Tenant with a report detailing the inspection and the violations encountered.   The Tenant must resolve all violations within a reasonable time period.   If the Tenant fails to make satisfactory corrections within 90 days after the violation is discovered, the Landlord reserves the right to complete the appropriate actions and charge the Tenant for all expenses incurred.

h)

Quiet Enjoyment. Landlord grants to Tenant, in exchange for continued payment of rent and performance of each and every covenant hereof, the right to peacefully and quietly hold, occupy, and enjoy the Leased Premises throughout the term.

i)

Corporate Authority.  If Tenant’s General Partner is a corporation, Tenant warrants that it has legal authority to operate and is authorized to do business in the state in which the Leased Premises is situated.  Tenant also warrants that the person or persons executing this Lease on behalf of Tenant has authority to do so and to fully obligate Tenant to all terms and provisions of this Lease.  Tenant and Guarantors shall, upon request from Landlord, furnish Landlord with a certified copy of resolutions of the Board of Directors authorizing this Lease and granting authority to execute it to the person or persons who have executed it on Tenant's behalf.  Alternatively, Tenant and Guarantors shall furnish Landlord with Certificates substantially similar to the form attached hereto as Exhibit “G”.

j)

Landlord warrants and represents to Tenant that, to the best of its knowledge after appropriate investigation, the Leased Premises does not contain, and is not the home of, any endangered or threatened species. Further, subject to Paragraph 5.m below, Landlord warrants and represents to Tenant that, to the best of its knowledge after appropriate investigation, the Leased Premises does not contain, or no longer contains after appropriate remediation, any environmental conditions or hazardous or toxic substances or Hazardous Material. In the event of the discovery  of  hazardous or toxic substances or Hazardous Material on the Leased Premises which existed prior to the Effective Date of the Lease and is not caused by Tenant, it agents, employees, licensees, invitees and affiliates, or from Tenant’s operations, which subjects Tenant to liability, in any form whatsoever, under all laws, rules, regulations, ordinances, codes or any other governmental restriction or requirement of all federal, state and local government authorities having jurisdiction thereof, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9607 or under any other statutory or common law, all as amended from time to time, Landlord agrees to indemnify and hold harmless Tenant from any such liability which may be imposed. This indemnification and hold harmless obligation of Landlord shall survive the expiration or termination of this Lease. Tenant shall have the option of having its agents enter upon the Leased Premises for the purpose of performing and preparing a level one and/or level two environmental inspection and report as to the Leased Premises, at Tenant's cost. If Tenant obtains an environmental report which indicates that any such hazardous substance exists within the Leased Premises and existed prior to the Effective Date of the Lease, Tenant shall provide to Landlord written notice of same within ten (10) days of Tenant's receipt of such report. Landlord shall fully clean up and remove such pre-existing hazardous substance from the Leased Premises at Landlord's expense. Landlord shall diligently and continuously proceed to commence and complete such cure in full compliance with all applicable laws, regulations or ordinances. In the event Landlord fails or refuses to complete such cure, Tenant may terminate this Lease and shall be relieved of all further obligations hereunder, provided however, Tenant’s right to terminate shall not be based on “deminimis conditions” or conditions which do not materially effect Tenant’s operations and for which Tenant has received indemnification herein.

k)

Agents of the Tenant have inspected the premises and determined that pre-existing hazardous substances are present in soil on the Leased Premises.  These pre-existing pollutants are designated in the report prepared by Adams Environmental Inc. dated June 4, 2002 and entitled Phase II Environmental Site Assessment.  The Landlord agrees to indemnify and hold harmless the Tenant for the presence of all such pre-existing pollutants that are present on the Leased Premises.  Further, the Landlord will take actions to remedy the presence of any pre-existing pollutants.  These actions will be performed at the sole cost of the Landlord and will be completed prior to the execution of the lease and/or within a reasonable time period after execution of the lease. Upon completion of the work by the Landlord, all assessment and/or clean-up efforts will be presented in a clean-up report. This clean-up report will be submitted to appropriate departments of the Texas Natural Resource Conservation Commission (TNRCC) or Texas Commission on Environmental Quality (TCEQ) for review and concurrence. The Landlord will subsequently obtain a letter from the TNRCC/TCEQ indicating that all clean-up efforts and/or assessment actions are adequate and no further action is required.  This letter is designated the Landlord’s No Further Action Letter or Landlord’s NFA letter.  The Landlord will provide a copy of this letter to the Tenant.

6.

DAMAGE or DESTRUCTION.

a)

In case of any damage to or destruction of the buildings or other improvements on the Leased Premises by fire or other casualty or any cause whatsoever, whether or not same is covered, in whole or in part, by insurance, and occurring during the term of this Lease, Tenant will promptly, at its sole cost and expense, restore, repair, replace, rebuild or alter the same as nearly as possible to the condition they were in immediately prior to such damage or destruction (except as otherwise provided in subparagraph 6.c of this Paragraph 6).  Such restoration, repairs, replacements, rebuilding or alterations shall be commenced promptly and prosecuted with reasonable diligence.

b)

All insurance money received on account of such damage or destruction (excluding money received from business interruption insurance), less the cost, if any, of such recovery, shall be held in trust by a third party mutually agreed upon by Landlord and Tenant, and applied to the payment of the cost of the aforesaid restoration, repairs, replacements, rebuilding or alterations (hereinafter referred to as the "work"), including expenditures made for temporary repairs or for the protection of property pending the completion of permanent restoration, repairs, replacements, rebuilding or alterations to the Leased Premises.  At any time after completion in full of the work, any insurance moneys remaining with the third party trustee shall be disbursed to Landlord.  If the insurance money in the hands of the third party trustee shall be insufficient to pay the entire cost of such work, then Tenant shall pay the deficiency.

c)

If at any time prior to the expiration of the initial or any renewal term of this Lease, the buildings on the Leased Premises shall be substantially destroyed by fire or any other cause covered by insurance so as to render them untenantable, and in the opinion of either Landlord or Tenant the repair or rebuilding thereof for Tenant's purposes would not be commercially practicable, then either party shall have the option of terminating this Lease, provided that it shall be a condition of the right of Tenant to exercise such option that it is not in default under the provisions of Paragraph 10 hereof requiring the maintenance by Tenant of fire and extended coverage insurance on the Leased Premises.  Such termination shall be effected by notice given no more than thirty (30) days after the date of the occurrence of the destruction or damage specifying a date not more than thirty (30) days after the giving of such notice as the date for such termination, provided however, that this Lease shall not be terminable once repair or rebuilding of the buildings on the Leased Premises has commenced.  Upon the date specified in such notice, this Lease and all right, title and interest of the Tenant hereunder shall cease and come to an end, and all charges payable by the Tenant under this Lease shall be apportioned to the date of such termination.  In the event of such termination, Tenant shall not be required to restore, repair, replace, rebuild or alter said building or buildings, or to pay the cost thereof, but in such case, the proceeds of all insurance against such damage or destruction shall be and remain the property of the Landlord.

d)

In the event the building and improvements should be damaged by fire or other casualty to such extent that it is untenantable, in whole or in part, rent shall not abate; however, the rent shall be temporarily and reasonably adjusted on the basis of tenantable area for a reasonable length of time sufficient to permit restoration of the Leased Premises as required herein.  Except as provided herein, Tenant's obligation to make payment of the rent and all other charges on the part of Tenant to be paid and to perform all other covenants and agreements on the part of Tenant to be performed shall not be affected by any such destruction or damage of the Leased Premises by fire or otherwise.

7.

CONDEMNATION.

a)

If during the term of this Lease any portion of the Leased Premises shall be taken in condemnation proceedings or by right of eminent domain, which makes the remaining Leased Premises unsuitable or inadequate for Tenant's operations, this Lease shall come to an end on the date of vesting of title in the condemor and Landlord shall be entitled to collect from any condemor the entire award made in any such proceeding, without deduction there from for any estate vested in Tenant, provided, however, that Landlord shall not be entitled to any award specifically made to Tenant for relocation expenses and the taking of Tenant’s trade fixtures and business equipment installed by Tenant which may be removed hereunder, furniture or leasehold improvements (exclusive of that portion paid for by Landlord), less depreciation computed from the date of said improvements to the expiration of the original term of this Lease. Tenant shall execute all documents that may be required in order to facilitate collection by Landlord of any or all such awards.

b)

In case of such taking, the term of this Lease shall terminate and expire on the date of vesting of title, with the same effect, in all respects, as if that date were the date fixed for the natural expiration of the term hereof, and adjustment and apportionments of all charges (with the exception of insurance premiums) shall be made as provided in this Lease in the case of natural expiration.  Tenant shall execute such instruments as may be necessary to allow Landlord to collect any refund of Impositions which may be due as of the date of vesting of title.  Landlord shall execute or cause to be executed such instruments as may be necessary to enable Tenant to collect any unearned insurance premiums.

c)

If there shall be a partial taking in condemnation proceedings or by right of eminent domain to such an extent as shall not result in a termination of this Lease as provided for in subparagraph 7.a.  Tenant shall restore the remainder of the Leased Premises.  There shall be paid (out of the condemnation award and not to exceed it) to Tenant an amount equal to the total cost of restoration, as certified by architects or appraisers selected by Landlord and agreed to by Tenant.  However, in computing the cost of restoration, any amounts paid or incurred by Tenant for improvement of the condition of any portion of the building over its condition prior to the taking shall be deemed to be at Tenant's sole cost unless such improvement is required by governmental authority or changes in any applicable law, ordinance, code, or similar requirement.  Any restoration work shall be done in the manner and be subject to the same provisions as are applicable under Paragraph 6 of this Lease to a case of restoration in the event of damage or destruction.  Anything in this subparagraph 7.c to the contrary notwithstanding, Landlord shall have the option, to be exercised by given Tenant within thirty (30) days after such partial taking, to perform the restoration work provided for in this paragraph at its own cost and, in such event, the entire award in condemnation shall become the property of Landlord, who shall commence such restoration promptly and prosecute the same with reasonable diligence, unavoidable delays excepted.

d)

The term "restoration", as used in this paragraph, shall mean the furnishings of such labor, materials and equipment as shall be required to render the remainder of the Leased Premises a complete architectural unit and, to the extent reasonably necessary for their adaptability to the remainder of the Leased Premises, supplied with heating, air conditioning and other equipment necessary to render the remainder of the Leased Premises suitable for the same use by Tenant as prior to such taking.

e)

Should such partial taking occur within two (2) years prior to the expiration of the term, Landlord shall have the right, to be exercised by written notice thereof within thirty (30) days after such taking, to terminate this Lease; despite such election, Tenant may, by written notice served within thirty (30) days after Tenant’s receipt of Landlord's notice of termination, elect to continue the Lease in effect, provided such notice contains confirmation of Tenant’s election to renew the Term as provided herein. However, the restoration of the Leased Premises shall be undertaken by Tenant at its own cost and Landlord shall not be required to contribute to the cost of restoration.

f)

Subsequent to such partial taking in condemnation and the continuance in effect of this Lease with respect to the remaining portion of the Leased Premises, the Rent thereafter payable by Tenant shall be apportioned and proportionately reduced from the date of such taking on the basis of the respective percentages of the floor area of the building and of the area of the remaining portion of the Leased Premises so taken.  Rent also shall be apportioned and proportionately reduced during any reconstruction period.

8.

SURRENDER OF LEASED PREMISES.

a)

Except as otherwise provided herein, and except for approved additions or improvements, Tenant will, at the expiration of this Lease or any extension or renewal thereof, peaceably quit, surrender and deliver to Landlord, its successors and assigns, the Leased Premises in clean good and substantial repair, order and condition, ordinary wear and tear, casualty and condemnation excepted.

b)

All furniture, trade fixtures and business equipment installed by Tenant shall remain the property of Tenant and be removed by Tenant at any time during or at the end of the term and Tenant shall, at its own expense, repair all damage resulting from the installation or removal thereof.  All personal property which shall remain in the Leased Premises after the termination of this Lease may, at the option of Landlord, be deemed to have been abandoned and either may be retained by Landlord as its property or be disposed of, without accountability, in such manner as Landlord may see fit.  Tenant shall reimburse Landlord for all expenses related to removal or disposal of abandoned property.

9.

MAINTENANCE.

a)

Tenant.  Tenant agrees at its sole cost and expense to diligently repair and maintain and make necessary replacement of the common facilities of the buildings and provide lawn and landscaping maintenance.  Tenant shall keep the Leased Premises neat and clean and in such repair, order, and condition as received on Commencement Date (or Occupancy Date, whichever is earliest) or may be put in during the term hereof.  Tenant agrees at its sole cost and expense to diligently repair and maintain (including necessary replacement) all fixtures and equipment relating to plumbing, electrical, heating, ventilation, air conditioning (HVAC), Fire Suppression System, exterior doors, windows, and all plate glass, floor covering, carpet, paint, wallpaper, and other coverings.  Tenant shall not damage or abuse the Leased Premises, nor shall Tenant permit the damage or abuse of the Leased Premises.  Tenant shall not overload the floor.

b)

Landlord.  Landlord agrees at its sole cost and expense to diligently repair and maintain and make necessary replacement of the roof, exterior walls, structure, floor slabs, foundations, parking lot and truck court driveways, provided however, Tenant shall be responsible to insure that any equipment installed by Tenant does not exceed the load bearing capacities of either roof or slab.  Landlord shall provide Tenant with the load capacities of the floor slabs and roof as determined by a structural engineer within fifteen (15) days following execution of this Lease; in the event the load capacities are not sufficient for Tenant’s use, Tenant shall so notify Landlord in writing within thirty (30) days and may terminate the Lease without further obligation or penalty or, Tenant, at its sole cost, may install footer or other additional slab support that make sufficient load capacities that meet Tenant’s needs.

c)

Utilities.  Tenant shall be responsible for arranging, and contracting in its own name if necessary, all utility services necessary for the operation of the Leased Premises, including establishment of any required deposits, and payment of any and all utility charges incurred during the term.  Such utility charges shall include water, natural gas, telephone, cable television, sanitary sewer, electricity and storm water management fees.  If, during the occupancy of the Existing Tenant, some utilities or services are not separately metered and used by the Existing Tenant, then Tenant shall pay its pro rata share (i.e., 82.36%) of such bills.  Further, in the event of any interruption of utility services, the Landlord shall neither be responsible for, nor shall any rent be abated due to, such interruption.  Tenant agrees that Landlord shall not be held liable for failure to supply to the Leased Premises any plumbing, heating, electrical or air conditioning service, or lighting service, and Landlord reserves the right to temporarily discontinue such services due to accidents, repairs, alterations or improvements, strikes, lockouts, riots, and acts of God.

d)

Self-Help Right.  If Tenant shall be in default in the performance of any covenant, agreement, term, provision, or condition herein contained, Landlord, in addition to any other remedies it has under this Lease and without thereby waiving such default, may perform the same for the account of and at the expense of Tenant (but shall not be obligated to do so), without notice in a case of emergency and in any other case if such default continues after thirty (30) days from the date that Landlord gives written notice to Tenant of its intention to do so.  Bills for all amounts paid by Landlord in connection with any such Self-Help costs may be sent to Tenant monthly or immediately, at Landlord’s option, and shall be due and payable by Tenant as Additional Rent within ten (10) days after the same is sent to Tenant by Landlord.  The reservation of this Self-Help Right by Landlord to make or perform work, maintenance, cleaning or repairs, which, in the first instance, is Tenant’s obligation pursuant to the Lease, shall not be deemed to impose any obligation on Landlord to do so; render Landlord liable to Tenant or any third party for the failure to do so; or relieve Tenant for any obligation to indemnify Landlord as otherwise provided elsewhere in the Lease.

10.

TAXES, ASSESSMENTS, LEVIES, INDEMNITY AND INSURANCE.

a)

Tenant shall reimburse Landlord, upon presentation of paid tax receipts by Landlord to Tenant, and before any fine, penalty, interest or costs may be added thereto for the nonpayment thereof, all ad valorem, real estate and public improvement taxes, assessments, water and sewer fees, rates and charges, excises, levies, license and permit fees and all other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature whatsoever which at any time during the term of this Lease and any extension thereof may be assessed, levied, imposed upon or grow or become due and payable out of or in respect of, or become a lien on, the Leased Premises or any part thereof or any appurtenance thereto, or be imposed upon the Rent, including, but not limited to, rent received by Tenant from subtenants of the Leased Premises, if a tax upon such rent could become a lien upon the Leased Premises, the use or occupation of the Leased Premises and such franchises as may be appurtenant to the use of the Leased Premises, to the extent same could be a lien against the Leased Premises and any and all of the same being hereinafter collectively referred to as "Impositions". Tenant shall reimburse Landlord for all Impositions within thirty (30) days after Landlord’s written request therefore. During the Rent Abatement Period, Tenant shall reimburse Landlord for it’s pro rata share of Impositions, said Impositions being prorated between the Existing Tenants and Tenant.

b)

Tenant, at its sole cost, shall keep the buildings, personal property and other improvements insured during the term of this Lease against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by "Extended Coverage", so-called, and against such other risks as at the time are commonly insured against in the case of leased premises similarly situated, including, but not limited to, business interruption insurance with coverage for on-going operating expenses, including rent payments due Landlord under the payment terms of this lease, due regard to be given to the height and type of the buildings, their construction, use and occupancy, in amounts sufficient to prevent Landlord and Tenant from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than one hundred percent (100%) of the then fully insurable value, (subject to deductibles by the Tenant in its primary insurance policies then in effect) which, for purposes of this section and other insurance sections shall be deemed to be the cost of replacing the building.  Such fully insurable value shall be determined every five (5) years by an appraiser designated by Tenant and approved in writing by Landlord (such approval not to be unreasonably withheld), which appraisal shall be paid for by Tenant, and Tenant shall not at any time be obligated to carry insurance in an amount greater than the most recent fully insurable value so determined.

c)

In addition, Tenant, at its cost, shall maintain:

(i) General public liability insurance, including but not limited to, separate environmental indemnity and insurance hazardous materials liability and hazardous and environmental clean-up insurance that covers any spills or releases caused by Tenant, covering claims for injury, death or property damage occurring on or about the Leased Premises or area adjacent thereto, in the amount of not less than Three Million Dollars ($3,000,000.00) for personal injury or death and Three Million Dollars ($3,000,000.00) for property damage subject to deductibles used by the Tenant in its primary insurance policies not to exceed $100,000.

(ii) To the extent the mortgagee may require, insurance against such other hazards as, from time to time, are then commonly insured against for Leased Premises similarly situated.

d)

All insurance shall be effected under valid and enforceable policies issued by insurers of recognized responsibility as determined by Best's Insurance Reports and which are licensed to do business in the State of Texas.  Upon the commencement of the term and, thereafter, not less than fifteen (15) days prior to the expiration date of the expiring policies theretofore furnished, originals of the policies (or in the case of general public liability insurance, certificates of the insurers and declaration pages satisfactory to Landlord,), bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Landlord of such payment, shall be delivered by Tenant to Landlord.

e)

All policies shall name Landlord and Tenant as additional insuredthe insured’s, as their Landlord’s respective interests may appear, and, to the extent that Landlord shall request, shall contain standard mortgage clauses in favor of the holders of mortgages on the Leased Premises.  The loss, if any, under any policies shall be adjusted with the insurance companies by Landlord and Tenant.  Each such policy or certificate therefore issued by the insurer shall, to the extent obtainable, contain an agreement by the insurer that such policy shall not be canceled without at least ten (10) days' prior written notice to Landlord and that any loss which shall be payable to Landlord shall be so payable, notwithstanding any act or negligence of Tenant which might otherwise result in a forfeiture of all or a part of such insurance.

f)

In the event Tenant obtains insurance policies covering the furniture, furnishings, fixtures, equipment, chattels and articles of personal property of Tenant to be located in the Leased Premises, Tenant shall use its best efforts to include in such fire insurance policies appropriate clauses pursuant to which the insurance carriers (i) waive all right of subrogation against Landlord with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive, in writing, prior to a loss all rights of recovery against any party for losses covered by such policies.  If not obtainable, Tenant shall, if possible, have Landlord named in such policies as one of the insured’s.

g)

Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, Landlord's agents and employees, for loss or damage to Tenant's furniture, furnishings, fixtures, equipment, chattels and articles of personal property located on the Leased Premises, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, but where Tenant carries such insurance, this waiver shall be limited to the extent that such loss or damage is covered by Tenant's insurance and shall not be applicable if such waiver would invalidate the insurance policy applicable thereto or impair the right of recovery there under against the insurance carrier.

11. LANDLORD LIEN. Omitted by mutual consent.

12. ADDITIONS AND ALTERATIONS.   Tenant shall not make any additions, alterations or improvements to the Leased Premises without the prior written consent of the Landlord, which shall not be unreasonably withheld, delayed, or qualified.  Upon such consent, such repairs shall be subject to the following:

a)

No alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of all municipal departments and governmental subdivisions having jurisdiction.  Landlord shall join in the application for such permits or authorizations whenever such action is necessary.

b)

Any non-structural alteration involving an estimated cost of more than Fifty Thousand and no/100 Dollars ($50,000.00) and any structural alteration, regardless of cost, shall be conducted under the supervision of an architect or engineer selected and paid by Tenant and approved in writing by Landlord (such approval not to be unreasonably withheld), and no such alteration shall be made except in accordance with detailed plans and specifications prepared by such architect or engineer and approved in writing by Landlord.

c)

Any alteration shall be made promptly (unavoidable delays excepted), in a workmanlike manner and in compliance with all applicable permits and authorizations and with all laws, ordinances, orders, rules, regulations and requirements of all governmental authorities having jurisdiction, and in accordance with the orders, rules and regulations of the National Board of Fire Underwriters or any other body hereafter exercising similar functions.

d)

Except for the alterations covered by the Improvement Allowances specified in Paragraph 19(b), the cost of any additions or alterations shall be paid by Tenant so that the Leased Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Leased Premises.

e)

Workmen's compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Landlord, Tenant or the Leased Premises, and builder's risk insurance for the mutual benefit of Tenant and Landlord in such limits as Landlord may reasonably require, shall be maintained by Tenant at Tenant's sole cost at all times when any work is in process in connection with any change or alteration.

Any and all alterations and improvements to the Leased Premises made by Tenant shall remain at the termination of this Lease and shall be and become the property of Landlord; however, should Landlord so elect, Landlord may require Tenant to remove any and all alterations and improvements and restore the Leased Premises to a state of good and substantial repair, order and condition if so stated in writing by Landlord in conjunction with the approval of such work.

13.

BREACH AND DEFAULT.  This Lease may be deemed by Landlord as being in default if any of the following occur:

a)

Tenant fails to make any payment of rent, or any other amount due, and such failure continues for ten (10) days after Tenant’s receipt of written notice of such failure to pay;

b)

Tenant fails to keep in force insurance as required by Paragraph 10 of the Lease and such failure continues for ten (10) business days after Tenant’s receipt of written notice of such failure;

c)

Tenant materially breaches any other covenant of this Lease and such breach is not cured within thirty (30) days after Tenant’s receipt of written notice of such breach; provided however, if Tenant commences to cure such breach within said 30 day period and diligently pursues same to completion, Tenant shall not be in default hereunder;

d)

Tenant files any voluntary petition in bankruptcy, or for corporate reorganization, or any similar relief, or if any involuntary petition in bankruptcy shall be filed against the Tenant;

e)

A receiver is appointed for Tenant or Tenant's property by any Court;

f)

Tenant makes an assignment for benefit of creditors;

g)

Tenant abandons the Leased Premises during the term hereof;

h)

Tenant fails to operate its business in material compliance with all applicable laws;

i)

Tenant transfers substantially all of its assets to another entity or individual not owned or controlled by the Guarantor without written notification and consent of the Landlord which shall not be unreasonably withheld, delayed, or qualified.

14.

LANDLORD'S REMEDIES.  Upon the occurrence of any event of default by Tenant, and the failure by Tenant to remedy such default within the time permitted by Landlord, Tenant hereby grants the Landlord the following rights:

a)

To reenter and repossess the Leased Premises by summary proceedings, ejectment, any other legal action and to remove all persons and property there from.

b)

To relet Leased Premises and recover the cost of alterations, any un-amortized improvement allowances and lease commissions, and damages.  Upon any reletting, Tenant shall be immediately liable to pay to Landlord, without further demand or process of law, the reasonable cost and expense of reletting, including, without limitation, any brokerage fees, the cost of any alterations and repairs reasonably deemed necessary by Landlord to effect reletting, and the full amount, if any, by which the rental reserved in this Lease for the period of reletting (but not beyond the terms of this Lease) exceeds the amount agreed to be paid as rent for the Leased Premises for the period of reletting.  If Tenant has been credited with any rent to be received by reletting and the rent shall not be promptly paid to Landlord by the new Tenant, Tenant shall immediately be liable to pay the deficiency to Landlord.  If the Landlord elects to terminate this Lease, Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant's failure to pay rental, including the cost of recovering the Leased Premises, and including the excess of the rental reserved in this Lease for the remainder of the stated term based on any leases Landlord might then be negotiating, as well as leases of comparable space in comparable buildings over the then reasonable rental value of the Leased Premises for the remainder of the term, all of which amount shall be immediately due and payable by Tenant to Landlord.

c)

 If Tenant abandons or is evicted from the Leased Premises, to remove, store, and dispose of Tenant's property.  Any property belonging to Tenant, or to any person holding by, through, or under Tenant, or otherwise found upon the Leased Premises at the time of re-entry or termination by the Landlord, may be removed and stored in any warehouse, at the cost of, and for the account of, Tenant, or, in Landlord's sole discretion, deemed to be abandoned by Tenant and disposed of accordingly.

d)

Additional Remedies.  In the event of any breach by Tenant of any covenants, agreements, terms, or conditions of this Lease, Landlord shall be entitled to enjoin the breach or threatened breach, and in addition to the rights and remedies provided hereunder, shall have any other right or remedy allowed at law or equity, by statute, or otherwise.  The provisions of this Paragraph shall be construed consistent with the laws of the State of Texas, so that remedies of Landlord herein described shall be available to Landlord to the full extent, but only to the extent that they are valid or enforceable under the laws of the State of Texas.

e)

To Recover Attorney's Fees.  If suit shall be brought for recovery of possession of the Leased Premises, for the recovery of rental, or any other amount due under the provisions of this Lease, or because of the breach of any other covenant herein contained on the part of either party to be kept or performed, and a breach shall be established, the non-prevailing party shall pay to the prevailing party all expenses incurred, including a reasonable attorney's fee.  The prevailing party shall be determined by the Court, which shall also approve the amount of reimbursed expenses.

f)

The foregoing rights and remedies given to Landlord are, and shall be, deemed to be cumulative and the exercise of any of them shall not be deemed to be an election excluding the exercise by the Landlord, at any time, of a different or inconsistent remedy, and shall be deemed to be given to Landlord in addition to any other right and further rights granted to the Landlord by the terms hereof, or by law.  The failure of Landlord at any time to exercise any right or remedy herein granted or established by law shall not be deemed to operate as a waiver of its right to exercise such right or remedy at any other future time.

15. EFFECT AND SEVERABILITY.  This Lease shall be executed in duplicate originals and, when executed by both Landlord and Tenant, shall be binding upon and inure to the benefit of Landlord and Tenant, their heirs, legal representatives, successors, and assigns.  This Lease sets forth the complete understanding of Landlord and Tenant and supersedes all previous negotiations, representations, and agreements between them and their agents.  This Lease can only be amended or modified by a written agreement signed by Landlord and Tenant.  Should any clause or provision of this Agreement be adjudged, or otherwise rendered unenforceable, all provisions not so affected shall remain in full force and effect.  In the event of any transfer of title or interest of the Leased Premises, the Landlord named herein shall be relieved of all liability related to Landlord’s obligations to be performed after such transfer.  Provided, however, that any funds in the hands of Landlord at the time of such transfer shall be delivered to Landlord’s Grantee.  Landlord’s obligations hereunder shall be binding upon Landlord’s successors and assigns only during their respective periods of ownership.

16. EXHIBITS.  Exhibits A through I are attached to, and by this reference made a part of, this Lease.

17.

BROKER’S COMMISSION.  The Tenant and Landlord mutually warrant and represent that the undersigned Broker(s) is/are the only Broker(s) involved in this transaction. It is further acknowledged and agreed by the parties that the Landlord will pay the Broker a commission for services rendered in this real estate transaction per the terms and conditions of a separate Commission agreement between Landlord and Broker subject to terms of Paragraph 1o.

18.

MISCELLANEOUS CONDITIONS.

a)

This Lease shall be construed and enforced in accordance with the laws of the State of Texas.

b)

The covenants and agreements herein contained shall bind and inure to the benefit of the Landlord, its successors and assigns, and the Tenant, its successors and assigns; however, this provision shall not be construed to grant to or broaden any right of assignment or sublease by Tenant.

c)

Anything contained herein notwithstanding, Tenant shall not store any material, supplies, semi-finished products or anything whatsoever outside the building which results in a violation of any local, county or state regulations or restrictions or any restrictive covenants relating to the Leased Premises.

d)

If any mechanic's or other liens or orders for the payment of money shall be filed against the Leased Premises or any building or improvement thereon by reason of or arising out of any labor or material furnished or alleged to have been furnished to or for the Tenant or any of the Tenant's servants, employees or agents, then the Tenant shall within twenty (20) days from receipt notice of same cause the same to be canceled and/or discharged of record, by bond or otherwise, at the election and expense of the Tenant, and the Tenant shall also defend on behalf of the Landlord at the Tenant's cost and expense, any action, suit or proceeding which may be brought thereon or for the enforcement of such lien, liens or orders.

e)

Tenant hereby accepts the Leased Premises on an “as-is” “where-is” basis.  The parties hereto acknowledge and agree that the Leased Premises are in good order and repair and are in satisfactory condition as of the Effective Date, except as follows as provided for herein:

Except as expressly set forth in this Lease, Landlord and Landlord’s agents have made no representations, warranties or promises, express or implied, with respect to the compliance of the buildings, improvements or any part of the Leased Premises with any requirements, the condition of the buildings, improvements or any part of the Leased Premises, the existing furniture, equipment, fixtures or the building systems serving the Leased Premises or as to any other thing or fact related thereto, and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as expressly set forth herein. Tenant has examined and agrees to accept possession of the Leased Premises in the condition which shall exist on the Effective Date and Landlord shall have no obligation to perform any work or make any installations in order to prepare the Leased Premises for Tenant’s occupancy except as otherwise provided in Paragraphs 1. f) and 19 hereof.

f)

If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

g)

The obligations of Landlord under this Lease do not constitute personal obligations of the individuals, individual members or managers of Landlord, and Tenant shall look solely to the real estate that is the subject of this Lease and to no other assets of Landlord for satisfaction of any liability in respect of this Lease and will not seek recourse against the individuals, individual partners, directors, officers or shareholders of Landlord or any of their personal assets for such satisfaction.

h)

Guarantors shall furnish Landlord with certified financial statements upon request.

19. SPECIAL CONDITIONS.

a)

Right of First Refusal: Tenant shall have a right of first refusal to purchase the Leased Premises within 15 days from the date a willing and able buyer makes a bonafide written offer to purchase the Leased Premises, and/or the approximately 24.22 acres of land adjoining the Leased Premises.  However, no offer shall be effective to trigger this right of first refusal unless and until it is made at least sixty (60) days after Landlord has notified Tenant that Landlord is interested in selling the Leased Premises and/or the approximately 24.22 acres of land adjoining the Leased Premises and that such an offer may be forthcoming.  In the event Tenant does not exercise its right of first refusal, said right shall continue under the terms of this Lease regardless of whether the Leased Premises and/or the adjacent land is sold pursuant to that offer or any subsequent offer.  Notwithstanding the foregoing provision, there shall be no right of first refusal if, at or prior to the time for the exercise of the right of first refusal, Tenant is in default in the performance of any of the terms, covenants or conditions of this Lease in respect to a matter as to which notice of default has been given and has not been remedied within the time limited in this Lease.

b)

c)

d)

Improvement Allowances: Tenant shall receive a “Base Improvement Allowance” of Two Hundred Forty-four Thousand Five Hundred Dollar ($244,500.00) allowance for construction of building improvements and for related architectural and engineering services. Tenant shall receive an “Additional Tenant Improvement Allowance” of up to Two Hundred Thousand Dollars ($200,000.00) at its option.  The Base Improvement Allowance and the Additional Tenant Improvement Allowance, if elected, shall be used for Tenant directed building improvements, architectural and engineering services only. Attached hereto as Exhibit I is Tenant’s itemized list of all anticipated improvements, which list may not be changed without Landlord’s consent (which consent shall not be unreasonably withheld).  Provided that the improvements specified in Exhibit I have been completed in compliance with Paragraph 12 and this paragraph, Landlord shall promptly reimburse Tenant for said improvements after presentation to Landlord of the invoices for the actual construction costs as billed.  The parties understand and agree that the Improvement Allowances are made for Tenant’s benefit and to further induce Tenant to enter into the Lease.  Accordingly, in the event of Tenant’s default, the unamortized amount of the Improvement Allowances shall be an element of Landlord’s damages for breach of the Lease.

e)

Letter of Credit. Omitted by mutual consent.

f)

Other Improvements:  Subject to Paragraph 1.o above, Landlord shall provide the following improvements, which shall not be a part of the Base Improvement Allowance and the Additional Tenant Improvement Allowance, within sixty (60) days of the Commencement Date: All agreed upon structural repairs as delineated in the Accutech Study attached hereto; Roof replaced where needed, watertight and free of any leaks; Outside areas mowed and free of weeds and trash; Adequate and sufficient warehouse lighting in good working order; Existing office HVAC, lighting and plumbing in good working order; All exterior warehouse doors in good working order and premises air tight; Owls and birds removed from building; All warehouse floors cleaned; All exterior lighting in good working order; Any expansion joints in exterior walls or slab sealed and watertight; Parking lot and truck court asphalt, concrete, and striping be repaired or replaced as needed; Any remediation and removal of existing environmental hazards or Hazardous Material, including without limitation asbestos, as determined by Tenant’s Phase I and/or Phase II environmental inspections and/or building evaluation, consistent with TNRCC Remediation Requirements and with prior approval by Tenant of Remediation plans.

20. NOTICES.  All notices, demands and requests required under this Lease shall be in writing.  All such notices, demands and requests shall be deemed to have been properly given if served personally or if sent by United States registered or certified mail, return receipt requested, addressed to Landlord or Tenant, as the case may be, at its respective address last designated by notice to the other party for the purpose.  Until Landlord and Tenant shall designate other addresses, their addresses shall be as follows.  A copy of each and every notice sent to Tenant also shall be sent to Guarantors hereunder.  Guarantors shall have the right to cure any alleged breach of this Lease within any applicable notice and cure period, and Landlord shall accept such cure as if it was completed by Tenant.

Landlord:

The Ben-Tal Family Trust

P.O. Box 5214, Beverly Hills, CA  90209

Phone: 310-275-4457

Fax No.  (801) 697-6170

Tenant:

Arlon Viscor Ltd.

300 Primera Blvd., Ste. 432, Lake Mary, FL  32746

Phone: 407-875-2222

Fax: 407-875-3398

Guarantors:

Bairnco Corporation and

Arlon, Inc.

300 Primera Blvd., Suite. 432, Lake Mary, FL 32746

Phone: 407-875-2222,

Fax: 407-875-3398

21. RECEIPT.  By execution of this Lease, Landlord acknowledges receipt of a Security Deposit.

22. SECURITY DEPOSIT.  The Security Deposit set forth in paragraph 1(j) of this Lease, if any, shall secure the performance of the Tenant’s obligations hereunder.  Landlord may, but shall not be obligated to apply all or portions of said deposit on account of Tenant’s obligations hereunder, after a default or a failure to cure following notice.  Any balance remaining upon termination shall be returned to Tenant.  Tenant shall not have the right to apply the Security Deposit in payment of the last month’s rent.

APPROVED AND AGREED TO BY TENANT:

           APPROVED AND AGREED TO BY LANDLORD:

This

day of OctoberDecember  2002

This

           day of OctoberDecember, 2002

Arlon Adhesives & Films, Inc., a Texas corporation

The Ben-Tal Family Trust

By: __________________________________

By: ____________________________________

Elmer Pruim, President and CEO, as General Partner of

Hanoch Ben-Tal, Trustee

Arlon-Viscor, LTD., a Texas limited partnership

TENANT BROKER:

This

day of OctoberDecember 2002

By:

          , Broker Associate

"This is a legally binding Contract; if not understood seek advice from an attorney."

STATE OF __________        )

                                               )  ss:

ACKNOWLEDGMENT

COUNTY OF ________         )

Before me, the undersigned authority, on this ______ day of OctoberDecember, 2002, personally appeared Elmer Pruim,  to me known to be the identical person who subscribed to the foregoing document as the President and CEO of Arlon Adhesives & Films, Inc., a Texas corporation, and General Partner of Arlon-Viscor, LTD., a Texas limited partnership,  and acknowledged before me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporation and limited partnership,  for the uses and purposes therein set forth.

______________________________

Notary Public

My commission expires:

__________________________

STATE OF CALIFORNIA        )

                                               )  ss:

ACKNOWLEDGMENT

COUNTY OF ________         )

Before me, the undersigned authority, on this ______ day of OctoberDecember, 2002, personally appeared Hanoch Ben-Tal,  to me known to be the identical person who subscribed to the foregoing document as the Trustee of The Ben-Tal Family Trust,  and acknowledged before me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such trust,  for the uses and purposes therein set forth.

______________________________

Notary Public

My commission expires:

__________________________

EXHIBIT A

LEGAL DESCRIPTION

A tract of land having a common address of 6110 Rittiman Road, City of San Antonio, Bexar County, Texas said tract of land being described as follows, to-wit:

A 10.00 acre tract or 435,500 square feet, being all of lot 1, NCB 17630 Baker Oil Tools Subdivision, Unit 1, as recorded in Volume 7800, Page 27 of the Deed and Plat Records of Bexar County, Texas, and a portion of the P.J. Hector Survey No. 152 Abstract 963, County Block 5079, in the City of San Antonio, Bexar County, Texas 78218.

Commercial/Industrial Lease (Net) 102/2418/02

Tenant

Landlord

Page # of 30

EXHIBIT B

[attach Survey]

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Tenant

Landlord

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 EXHIBIT C

LEASE GUARANTY

FOR VALUE AND CONSIDERATION RECEIVED, and as an inducement to Landlord to enter into the Lease with Arlon-Viscor, LTD, a Texas limited partnership, ("Tenant"), the undersigned Guarantors, their  successors and assigns, do hereby unconditionally and without reservation, jointly and severally, guarantee to the Landlord that the Tenant will promptly and faithfully perform and fulfill all of its obligations, covenants, and agreements contained therein.  Further, if Tenant shall commit any default during the term of the Lease or any extension or renewal or assignment thereof, and such default shall remain uncured after any applicable notice and cure period, the undersigned Guarantors will pay all Rent and any other sums due or payable.  Further, the undersigned Guarantors agree to be responsible for any and all damages, claims, demands, costs, and expenses that the Landlord may suffer or sustain, or which may arise in consequence of the Tenant's breach or non-performance of any obligation, covenant, or agreement contained in the Lease during the term of the Lease and any extension or renewal thereof.

The undersigned hereby expressly waives any and all Notices of any breach or default by the Tenant of the Lease except as provided in the Lease and consent to any extensions or other indulgences that may hereafter be given to the Tenant by the Landlord.  The undersigned Guarantors further agree that the failure of the Landlord to require at any time the Tenant's strict performance of any term or provision contained in the Lease shall not serve as a release from liability hereunder.  It is further agreed that the terms and provisions of the Lease may be altered or modified without Notice to, and without the consent, approval, waiver, or release of liability of, the Guarantors, its successors and assigns.

Bairnco Corp., a Delaware corporation

By:

Larry D. Smith, Vice President of Administration and Secretary

Arlon, Inc., a Delaware corporation

By:

Larry D. Smith, Vice President  and Treasurer

STATE OF __________      )

                                             )  ss:

ACKNOWLEDGMENT

COUNTY OF ______          )

Before me, the undersigned authority, on this ______ day of SeptemberDecember, 2002, personally appeared Larry D. Smith, to me known to be the identical person who subscribed to the foregoing document as the Vice President of Administration and Secretary of Bairnco Corp., and the Vice President and Treasurer of Arlon, Inc., and acknowledged before me that he executed the same as his free and voluntary act and deed, and as the free and voluntary act and deed of such corporations, for the uses and purposes therein set forth.

______________________________

Notary Public

My commission expires:

______________________

Commercial/Industrial Lease (Net) 102/2418/02

Tenant

Landlord

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EXHIBIT D

RULES AND REGULATIONS

[INTENTIONALLY OMITTED]

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Landlord

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EXHIBIT E

ESTOPPEL CERTIFICATE

[ADDRESS]

Re:

Project:

Premises/Suite No.:

Lease Dated:

Landlord:

Tenant:

Base Rental: $_________ per annum

Expiration Date of Lease:

Gentlemen:

The undersigned, the tenant/Landlord under the above lease, certifies to you that:

1. The lease is presently in full force and effect, and unmodified except as follows:

2. The term of the lease has commenced and full rental is now accruing thereunder.

3. The undersigned has accepted possession of the Leased Premises and any improvements required by the terms of the lease to be made by the landlord have been completed to the satisfaction of the undersigned except as follows:

4. No rent under said lease has been paid more than thirty [30] days in advance of its due date except as follows:

5. The undersigned, as of this date, has no charge, lien, or claim of off-set under the lease or otherwise against rents or other charges due or to become due thereunder except as follows:

6. The rent was last paid on ___________.

7. The next rent is due on ____________.

8. The amount of the rent deposit, if any, is $____________.

9. The amount of security deposit, if any, is $_____________.

10. The landlord/tenant is not in default in any way whatever under the lease at this time except as follows:

11. There are no oral agreements with respect to the lease that have not been evidenced in a writing executed by all parties thereto except as follows:

The undersigned further acknowledges that you will rely on the foregoing certification by the undersigned in connection with your acquisition of an interest in the Project and that but for such certifications by the undersigned, you would not complete the acquisition of such interest.

Date: __________________

Date:_____________________

                                                                      _

___________________________________

Tenant

Landlord

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Landlord

Page # of 30

EXHIBIT F

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS AGREEMENT is made and entered into this ___ day of _______, ____, by and among ___________________ (“Lessee”), ______________________________ (“Mortgagor”), and __________ BANK, N.A. (“Mortgagee”).

WITNESSETH:

WHEREAS, the Mortgagee has agreed to make a loans to Mortgagor in the principal amount of $____________ evidenced by Promissory Notes of equal amount (the “Note”) and secured by a Mortgage, Security Agreement, Financing Statement and Assignment of Rents (hereinafter referred to as “Mortgage”), a Security Agreement, and one or more Financing Statements (hereinafter referred to as “Financing Statement”), covering the real property more particularly described in Exhibit “A” attached hereto and made a part hereof, together with the buildings, improvements, fixtures, and personal property owned by Mortgagor and located thereon or used in connection therewith (hereinafter collectively referred to as the “Property”); PROVIDED, HOWEVER, the Mortgagee’s agreement to make the loan to Mortgagor as aforedescribed is subject to any and all right, title, interest and estate of Lessee being subordinated to the lien of the said Mortgage and Financing Statement, which have been or will be executed in favor of Mortgagee, its successors and assigns; and

WHEREAS, Mortgagor, as the landlord, and Lessee, as the tenant, have entered into a certain Lease Agreement dated OctoberDecember____, 2002, covering a portion of the Property as therein described [list all amendments or modifications to the original lease, if any] (herein referred to as the “Lease”); and the Mortgagor is the current landlord thereunder and the relationship of landlord and tenant now exists between Mortgagor, as landlord, and Lessee, as tenant; and

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto agree as follows:

1.

Representations and Warranties.  The Mortgagor and Lessee hereby represent and warrant to Mortgagee as follows:

1.1.

That as additional security for said loan, the Mortgagor has assigned to Mortgagee the Mortgagor’s interest in the Lease pursuant to the terms of the Mortgage and that until notified in writing to the contrary by Mortgagee, or its successors or assigns, the Lessee will continue to make all required rental payments under the Lease direct to the Mortgagor.

1.2.

As of the date hereof, the building and improvements located on the Property covered by the Lease are in satisfactory condition to the Lessee, and the leased premises covered by the Lease is acceptable to Lessee in all respects except as follows: __________________________________.  Mortgagee acknowledges that additional improvements are to be made to the leased premises, the condition of which are subject to Lessee’s acceptance in accordance with the Lease.

1.3.

That the said Lease has not been amended or modified in any respect, and the same constitutes the full and complete understanding and agreement between Mortgagor and Lessee concerning the letting of the Property covered by the said Lease.

1.4.

That the lease is in full force and effect and there has been no default on the part of the Lessee or Mortgagor thereunder as of the date hereof except as follows: _____________________________________.

1.5.

That as of the date hereof, the Lessee is current in all rental payments and other payments due under the Lease, and rentals under the Lease have not been collected more than one (1) months in advance.

1.6.

That Lessee has neither assigned its rights under the Lease nor sublet the premises covered by said Lease except as follows: ________________________________________.

1.7.

That Lessee has no notice of any sale, transfer or assignment of the Lease or of the rentals thereunder except for the Mortgage from Mortgagor or Mortgagee aforedescribed.

1.8.

That as of the date hereof, the Lessee holds no present claim, offset or credit against the Mortgagor which might be used against the accruing rentals under the Lease; provided, that the Lease does include a “savings” clause which may entitle Lessee to offset certain funds against rent.

2.

Covenants.  That all of the parties hereto agree as follows:

2.1.

That anything contained in the Lease to the contrary notwithstanding, the Lease and any and all subsequent amendments thereto and modifications thereof, are and shall continue to be specifically subordinated and made subject and inferior to the Note and the lien of the said Mortgage and Financing Statement aforedescribed, and to any and all renewals, amendments, modifications, consolidations, replacements and extensions thereof, to the full extent of the principal sum secured thereby, and future advances thereunder, all interest thereon, together with all other costs, fees and expenses secured thereby.

2.2.

That unless and until Mortgagee, its successors or assigns, acquires title to the Property covered by the Mortgage and Financing Statement, through foreclosure proceedings or otherwise, the Lessee and its successors and assigns, covenants and agrees not to look to, demand from or sue Mortgagee, its successors and assigns, for any breach of Mortgagor’s covenants, duties or responsibilities under the Lease or for breach of any Mortgagor’s duties to the Lessee implied by law provided, however, the foregoing shall not prohibit Lessee from suing Mortgagor during the term of the Lease or from suing Mortgagee after if acquires title to the Leased Premises.

2.3.

That in the event Mortgagee, its successors or assigns, acquires title to the Property covered by the Mortgage and Financing Statement, through foreclosure proceedings or otherwise, the Lessee and its successors and assigns covenants and agrees that the Mortgagee and its successors and assigns shall not be:

2.3.1.

Bound by any reduction in rental or modification in terms of payment of the Lease made without the written approval of Mortgagee except as is otherwise provided in the Lease; or

2.3.2.

Liable for any act or omission of Mortgagor or any other prior landlord of the Property covered by the Lease; or

2.3.3.

Bound by any rent or additional rent which the Lessee might have paid for more than the current month to Mortgagor or any other prior landlord of the Property covered by the lease.

2.4.

That if and so long as Lessee is not in default under any of the terms, covenants or conditions of the said Lease, or the payment of rental thereunder, beyond any applicable notice and cure period, Agreement, the Lessee’s interest in said Lease will not be terminated in the event of foreclosure or the exercise of other rights and remedies by Mortgagee under the terms of the Mortgage, Financing Statement and other security instruments and Lessee will not be named in any lawsuit; and any such foreclosure proceedings or the exercise of other rights by Mortgagee will not entitle Lessee to terminate such Lease.

2.5.

That in the event Mortgagee, its successors or assigns, acquires title to the Property covered by the Mortgage and Financing Statement, through foreclosure proceedings or otherwise, the Lessee and its successors and assigns will attorn to the Mortgagee and/or any purchaser at any foreclosure sale of the property covered by the Mortgage and Financing Statement and the said Lease, and all rights and obligations thereunder shall continue as though the interest of the Mortgagor has landlord under the Lease had not terminated or such foreclosure proceedings had not been brought.

2.6.

That the rental under the Lease will not be reduced or terms of payment modified in any respect without the written approval of Mortgage or its successors or assigns except as is otherwise provided in the Lease.

3.

Construction.  To the extent that any provision of this Agreement conflicts with the terms of the Lease, the terms and provisions of this Agreement shall govern and control.

4.

Amendment.  That this Agreement cannot be amended or modified unless reduced to writing and executed by all of the parties hereto.

5.

Binding Effect.  That this Agreement upon execution by all of the parties hereof shall be binding upon and inure to the benefit of all the parties hereto and their respective heirs, successors, representatives, trustees, administrators and assigns.

6.

Recording.  This Agreement may be recorded in the real estate records of ___________ County, Texas, at the sole option and election of Mortgagee, but at the sole cost and expense of Mortgagor and/or Lessee.

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first herein above written.

“Lessee”

___________________________

By

Name

Title

“Mortgagor”

___________________________

By

Name

Title

“Mortgagee”

____________________ BANK, N.A.

By

Name

Title

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Landlord

Page # of 30

EXHIBIT G

CERTIFICATE OF SECRETARY

OF

Bairnco Corp., a Delaware corporation /

Arlon, Inc., a Delaware corporation /

Arlon Adhesives & Films, Inc., a Texas corporation

The undersigned, as Secretary of Bairnco Corp., a Delaware corporation /  Arlon, Inc.,, a Delaware corporation / Arlon Adhesives & Films, Inc., a Texas corporation (the "Company"), hereby (a) executes and delivers this Certificate pursuant to that certain Lease, by and between The Ben-Tal Family Trust (the "Landlord") and Arlon-Viscor, Ltd., a Texas limited partnership, (the "Tenant"), wherein the Company guarantees the performance by Tenant under the Lease and  (b) certifies, represents and warrants to the Landlord, its successors and assigns, with the knowledge and intent that the Landlord may, without any investigation on its part, rely fully upon the matters herein in connection with the financial accommodation to be made by the Landlord to the Tenant, that the following matters are true and correct on the date hereof:

1.

Larry D. Smith is the duly elected, qualified, and acting Vice President of Administration and Secretary of the Company.

2.

 Larry D. Smith, as Vice President of Administration and Secretary, has the authority to bind the Company.

3.

Third parties dealing with the Company may rely conclusively upon any certificate of any officer and the signature of any officer shall be sufficient to bind the Company in every manner to any agreement or on any document.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as of the ___th day of OctoberDecember, 2002

Bairnco Corp.,  / Arlon, Inc. / Arlon Adhesives & Films, Inc.

By: _________________________

Larry D. Smith, Secretary

STATE OF ___________

)

)  ss.

COUNTY OF _________

)

This instrument was acknowledged before me on the ___ day of OctoberDecember, 2002, by Larry D. Smith, as Secretary of Bairnco Corp. /  Arlon, Inc. / Arlon Adhesives & Films, Inc.

Notary Public

My Commission Expires:

[SEAL]

Commercial/Industrial Lease (Net) 102/2418/02

Tenant

Landlord

Page # of 30

EXHIBIT H

TURN-KEY WORK LETTER

This Exhibit is attached to and made a part of the Lease and is entered into as of the        day of  OctoberDecember, 2002, by and between (“Landlord”) and (“Tenant”).

This Work Letter shall set forth the obligations of Landlord and Tenant with respect to the Tenant’s option to expand the Leased Premises.  Notwithstanding anything in the Lease to the contrary, the provisions of this Work Letter shall prevail over any inconsistent or conflicting provisions in the Lease.  All improvements described in this Work Letter to be constructed in and upon the Premises by Landlord are hereinafter referred to as the "Landlord Work."  Tenant shall have no option to expand the Leased Premises or cause to be built additional building(s) if, at or prior to the time of Tenant’s exercise of the option granted in this Work Letter, Tenant is in default in the performance of any of the terms, covenants or conditions of the Lease in respect to a matter as to which notice of default has been given and has not been remedied within the time limited in the Lease.

1.

TURN-KEY CONSTRUCTION: Tenant shall have an option to expand the Leased Premises or cause to be built additional building(s) by  up to 150,000 SF of new warehouse construction with a primary lease term of ten (10) years.  Said expansion project shall be constructed with Landlord acting as General Contractor and Construction Manager.  Landlord shall be entitled to a construction management fee equal to ten percent (10%) of the total design and construction cost (i.e., simple cost plus 10%).  Said construction shall be contingent upon the availability to Landlord of construction and/or permanent financing at a fixed rate not to exceed  9% per annum with terms agreeable to Landlord.  In the event the Landlord is unable to obtain financing, the Tenant shall be permitted to purchase the land necessary to construct the addition(s) at its appraised value.  It is agreed that construction of the Landlord Work is intended to be "turn-key" and will be completed at Landlord's sole cost and expense.  Notwithstanding the foregoing, Landlord and Tenant acknowledge that Plans (hereinafter defined) for the Landlord Work have not yet been prepared and, are subject to review, modification, and approval by Tenant and the building(s) shall be constructed to the Tenants specifications.  Provided, however, Tenant’s specifications shall include: concrete tilt wall construction, a minimum 28 foot clear ceiling height, ESFR, and sufficient loading dock doors for the size of the building(s).  Landlord shall be solely responsible for the timely preparation and submission to Tenant of the final architectural, electrical and mechanical construction drawings, plans and specifications (the “Plans”) necessary to construct the Landlord Work, which plans shall be subject to approval by Tenant and shall comply with their requirements and all Laws including Environmental Laws.

2.

The Landlord Work shall include any and all costs and expenses including, without limitation, all of the following:

(a)

All costs of preliminary space planning and final architectural and engineering plans and specifications (including, without limitation, the scope of work, all plans and specifications, the initial plans and the final drawings for the Landlord Work, and architectural fees, engineering costs and fees, and other costs associated with completion of said plans, provided, however, that in the event Tenant elects to retain the services of a space planner or Inspecting Architect, then all fees, expenses and other charges imposed by such space planner or Inspecting Architect shall be Tenant’s responsibility;

(b)

All costs of obtaining building permits and other necessary authorizations and approvals from the City of San Antonio and other applicable jurisdictions except for environmental permits (TNRCC) which the Tenant shall obtain at its sole cost and effort.

(c)

All costs of interior design and finish schedule plans and specifications including as-built drawings;

(d)

All direct and indirect costs of procuring, constructing and installing the Landlord Work in the Premises, including, but not limited to, the construction fee for overhead and profit, the cost of all on-site supervisory and administrative staff, office, equipment and temporary services rendered by Landlord's consultants and the General Contractor in connection with construction of the Landlord Work, and all labor (including overtime) and materials constituting the work;

(e)

All fees payable to the General Contractor, architect and Landlord's engineering firm if they are required by Tenant to redesign any portion of the Landlord Work following Tenant's approval of the final drawings.

3.

Landlord shall apply for and obtain, all Permits, licenses, certificates and approvals necessary for the Landlord Work and for the occupancy of the Premises by Tenant (except for TNRCC environmental permits).  Landlord will take all steps to prepare the Land as necessary to complete the Landlord Work in accordance with applicable laws, rules and regulations, and as necessary to complete the Building(s) within the time frame set forth in the Lease.  Landlord shall also construct and install landscaping, parking lots, driveways and other improvements as shown on the Plans.

4.

The General Contractor shall obtain multiple bids for all costs, including obtaining bids from subcontractors selected by the Tenant where desired.  The Landlord with the advance consent of the Tenant may accept bids for work in excess of the lowest bid obtained.

5.  All work shall be performed in good and workmanlike manner, in compliance with all applicable laws, rules and regulations, covenants or restrictions of record, building codes, and ordinances, including without limitation, the Americans With Disabilities Act of 1990, the Occupational Safety and Health Administration's (OSHA's) regulations, and any and all Hazardous Substances laws.  Landlord shall deliver the completed Premises to Tenant in a broom-clean, move-in condition, free and clear of all Hazardous Materials, and with all Building systems in good operating condition.

6.

COMPLETION OF WORK: As used herein and in the Lease, the Premises shall be “Substantially Complete” on the first to occur of the following conditions (each of which nevertheless shall be satisfied by Landlord in accordance with the provisions hereof): (i) Landlord obtains and delivers to Tenant all inspections and approvals required by applicable governmental authorities, or (ii) completion of the Landlord Work has been approved by a representative designated by Tenant (the “Inspecting Architect”), which approval shall not be unreasonably delayed, withheld or conditioned; provided, however, that if the Inspecting Architect fails to approve the Premises, it shall deliver to Landlord a written explanation of its reasons for such failure.

7.  Force Majeure” shall mean acts of God, inability to obtain labor, strikes, lockouts, material shortages, governmental restrictions or regulations, riots, insurrection, acts of war, civil commotion, failure of utilities (so long as such failure is not caused by the act or omission of Landlord or its agents, employees or contractors), fire, unavoidable casualty and other similar causes beyond the reasonable control of Landlord (an "Event").  If Landlord shall be delayed, hindered or prevented from the performance of any act required herein by reason of Force Majeure, then said performance shall be excused for the period of time the Event takes place.  The period for the performance of any such act shall be extended for a period of time equivalent to the time period of the Event.

8.  “Tenant Delay” shall mean any actual delay in the completion of the Premises resulting from (i) any work performed in the Premises by Tenant or its representatives prior to the Target Commencement Date which delays completion of Landlord's Work, (ii) the performance of work required by a change order submitted by Tenant; or (iii) any failure by Tenant to respond with respect to plans or specifications submitted for Tenant's review or approval within ten (10) days of receipt by and written notice to Tenant.

9.  No Force Majeure delay or Tenant Delay shall be deemed to have occurred unless, within a reasonable time after the occurrence, Landlord provides Tenant with written notice specifying the event or activity or inaction constituting such delay provided, however, with regard to change orders, Landlord shall notify Tenant in writing in advance of any delays associated with same.

10.  EARLY ENTRY UPON PREMISES: Landlord shall notify Tenant thirty (30) days prior to the date the Premises are expected to be Substantially Complete.  Following receipt of the notice of anticipated completion, Tenant shall have uninterrupted access to and may enter onto the Premises to prepare the Premises for its occupancy; provided, however, that Tenant shall arrange its schedule so as not to interfere with or delay Landlord's Work or any permitting or inspection process being carried on at the same time.  Any work performed by Tenant shall be compatible with Landlord's Work and Landlord's contractors, including any unions represented in the work force.

11. INSPECTING ARCHITECT: Tenant's Inspecting Architect, if any, shall have the right to enter onto the Premises at reasonable times, subject to delivery of reasonable prior notice to Landlord or its general contractor, for the purpose of inspecting the construction thereof, provided that such inspections shall not delay or hinder Landlord's Work.  Inspecting Architect shall comport with all safety rules and regulations imposed by Landlord and/or its general contractor.  In addition, Landlord shall provide Inspecting Architect with such information concerning the construction of the Building as may be reasonably requested by Inspecting Architect.  Upon the reasonable request of Landlord, Tenant agrees to cause Inspecting Architect to make periodic inspections of critical stages of construction in an effort to minimize the occurrence of substantial “tear out” and reconstruction of completed work.  However, no inspection or approval by Inspecting Architect shall affect Landlord's representations and warranties, or be construed as a waiver of Tenant's rights, with respect to any defect in construction or deviation from the Plans, unless agreed to in writing by Tenant.

12. PUNCH LIST: Landlord agrees to complete all punch list items promptly, and within a period not to exceed thirty (30) days after the Commencement Date.

Commercial/Industrial Lease (Net) 102/2418/02

Tenant

Landlord

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13.  WARRANTIES: Landlord warrants and represents to Tenant and to the successors and assigns of Tenant that (i) the construction of the Premises and all other work to be performed and equipment or materials installed pursuant to this Work Letter shall be performed in a good and workmanlike manner in material conformity with the Plans as amended pursuant to any valid change orders and in accordance with all applicable laws, rules and regulations; (ii) all materials and equipment utilized in the construction of the Building and all systems contained therein shall be new and of good quality; (iii) as of the Commencement Date, the systems contained in the Premises shall function for their intended purposes in accordance with their design specifications, and (iv) that the same shall be free from defects in labor or workmanship for a period of two (2) years, except that Landlord warrants that the Building shall be free from defects in major structural components for the entire Lease Term.  Major structural components include the foundation, steel frame, exterior walls, load bearing columns, structural members of the roof and the floor and any other structural members of the Premises.  Any contractor's Warranty for materials and workmanship shall be assignable and assigned to Tenant.  Manufacturer's warranties on all systems, machinery and equipment installed as a part of the work to be performed pursuant to the Final Plans shall be assignable to Tenant.  Terms of warranties and guaranties relating to the systems, machinery and equipment to be installed in the Premises shall be disclosed to Tenant together with the proposed Plans and will be subject to Tenant’s reasonable approval.

14. AS BUILT PLANS: Upon completion of the Buildings, Landlord shall prepare and deliver to Tenant copies of “as built” surveys and drawings of the Premises and surrounding grounds, together with copies of all warranties and guaranties relating to the construction thereof and all systems, machinery and equipment contained therein.  To the extent permitted by such warranties and guaranties, Landlord shall assign the same (other than those relating to major structural components) to Tenant.  To the extent not so permitted, Landlord shall forward to Tenant the benefit of and right to enforce the same in Landlord's name.  Notwithstanding any previous assignment to Tenant, Landlord shall have the right to enforce on its own behalf and with respect to its own obligations, any warranty or guaranty relating to the Premises and all systems, machinery, and equipment contained therein, in connection with any alleged breach on the part of Landlord of its warranties set forth in this Work Letter.

15. ADDITIONAL RENT: Commencing on the date of Substantial Completion and continuing for a period of not less than ten (10) years, the annual Base Rent provided in Paragraph 1.h of the Lease shall be increased based on the cost of the Landlord Work, including the appraised value of any land added to the Leased Premises, in the same manner as the Additional Tenant Improvement Allowance provided in Paragraph 3.b of the Lease.

16. LEASE RENEWAL: For the same consideration herein expressed, Landlord does hereby give and grant to Tenant the right and option to renew the Lease of additional construction for four (4) additional terms of five (5) years each.  Such option to renew must be exercised by delivery of written notice by Tenant to Landlord at least twelve (12) months prior to the expiration of the then existing term.  Such renewal shall be on the same terms and conditions as set forth herein provided however, the Additional Rental rate, as provided in Paragraph 15 above, shall be increased by three percent (3%) over the most recent Additional Rental rate for each renewal term.  Provided further, the expiration date of the Lease will be revised and extended so that the expiration date of the Lease of the original Leased Premises and the Lease of additional construction will both expire on the same date.

17.  MULTIPLE BUILDING ADDITIONS: The Tenant may exercise this option to expand previously existing buildings or to build new buildings a number of times.  For each expansion or addition, the terms of this agreement will apply and each expansion or addition will be subject to the terms of the Lease.  Where practicable, the Landlord and Tenant may conform the Lease Terms to be coterminous.

IN WITNESS WHEREOF, Landlord and Tenant have executed this TURN-KEY WORK LETTER as of the day and year first above written.

WITNESSES:

LANDLORD:

WITNESSES:

 TENANT:

By:

___________________________

By:

________________________

Name:  ________________________

Name:  ________________________

Title:

_______________________

Title:

_______________________

Commercial/Industrial Lease (Net) 102/2418/02

Tenant

Landlord

Page # of 30

EXHIBIT I

Base Improvement Allowance

1.

Air conditioning _________[insert]$100,000

2.

Office improvements/upgrade_________ $75,000

3.

Main power rewire $70,000

_________

Additional Tenant Improvement Allowance

1.

Compounding room__________ $200,000

2.

__________

3.

__________

Commercial/Industrial Lease (Net) 102/2418/02

Tenant

Landlord

Page # of 30